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                                  Exhibit 20(a)

                           CAMCO FINANCIAL CORPORATION
                               814 WHEELING AVENUE
                              CAMBRIDGE, OHIO 43275
                                 (614) 432-5641

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of Stockholders of Camco Financial Corporation, a Delaware corporation ("Camco"), will be held at Pritchard Laughlin Civic Center, Cambridge, Ohio on September ___, 1996, at __:00 a.m., Eastern Time (the "Special Meeting"), for the following purposes, each of which is described in the accompanying Proxy Statement:

         1. To consider and vote upon a proposed amendment to Section Fourth of the Certificate of Incorporation of Camco to increase the authorized number of shares of stock from 2,600,000 to 5,000,000, of which 4,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share, as set forth in the accompanying Proxy Statement;

         2. To consider and vote upon the adoption of the Agreement and Plan of Merger and Reorganization dated March 25, 1996, by and between Camco and First Ashland Financial Corporation ("First Ashland") providing for the merger of First Ashland with and into Camco; and

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

                Only shareholders of Camco at the close of business on August __, 1996, will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments thereof. Whether or not you expect to attend the Special Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Meeting.

                                  By Order of the Board of Directors



                                  Larry A. Caldwell
                                  President and Chief Executive Officer



Cambridge, Ohio
August __, 1996